                                                                    [NEXEN LOGO]

MEDIA RELEASE

                                                           For immediate release

              NEXEN INC. DELIVERS RECORD FINANCIAL RESULTS IN 2003

HIGHLIGHTS:
     -   2003 CASH FLOW GROWS 34% TO $14.50 PER SHARE
     -   2003 EARNINGS GROW 41% TO $4.84 PER SHARE
     -   NET DEBT AND PREFERRED SECURITIES REDUCED BY $758 MILLION DURING 2003
     - PRODUCTION AFTER ROYALTIES GROWS 5% TO 185,000 EQUIVALENT BARRELS OF DAILY PRODUCTION (BOE/D)
     -   BOARD OF DIRECTORS APPROVE LONG LAKE SYNTHETIC CRUDE OIL PROJECT
     -   NEW DISCOVERY AT DAWSON DEEP IN DEEP-WATER GULF OF MEXICO
     -   PRODUCTION STARTS AT GUNNISON IN DEEP-WATER GULF OF MEXICO

                                                            THREE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                                DECEMBER 31                         DECEMBER 31
                                                  -------------------------------------------------------------------
(Cdn$ millions)                                          2003              2002                2003              2002
---------------------------------------------------------------------------------------------------------------------
Production (mboe/d)
   Before Royalties                                       259               262                 269               269
   After Royalties                                        178               170                 185               176
Net Sales                                                 660               681               2,908             2,506
Cash Flow from Operations(1)                              410               409               1,859             1,383
   Per Common Share ($/share)(1)                         3.17              3.18               14.50             10.71
Net Income (Loss)                                         (56)              129                 639               452
   Per Common Share ($/share)                           (0.52)             0.96                4.84              3.34
Capital Expenditures                                      397               446               1,494             1,625

(1) For reconciliation of this non-GAAP measure, see Cash Flow from Operations on pg. 7

CALGARY, ALBERTA, FEBRUARY 12, 2004 - Nexen achieved record annual financial results and significantly furthered our strategies during 2003. Attractive oil and gas prices, strong production growth in the Gulf of Mexico, improving margins on our production, and an outstanding contribution by our marketing group fueled our financial results.

Following our annual reserve evaluation, we reduced our estimate of our conventional Canadian proved reserves by 60 million boe and recorded an after-tax impairment charge of $175 million ($1.40 per share) in the fourth quarter of 2003. This resulted in a net loss of $0.52 per share in the fourth quarter. Prior to this charge, net income was $0.88 per share. A detailed analysis of the change in our reserves was previously communicated in our news release dated February 3, 2004.

This charge had no impact on our cash flow. Cash flow for the fourth quarter was $3.17 per share, our third-best fourth quarter ever.

We use the successful efforts method to account for our oil and gas operations. This method is more conservative than full-cost accounting as impairment is determined at the property level rather than the country level. At the country level, no impairment charge would have been required. The future estimated cash flow from our conventional Canadian assets is approximately 2.5 times their related carrying value.

These revisions have no impact on our corporate production guidance for 2004.

"Our financial results reflect the overall improvement in the quality of our assets brought about by the growth of our production in the Gulf of Mexico," said Charlie Fischer, Nexen's President and Chief Executive Officer. "Our conventional assets in Canada are maturing and we will continue to manage them to maximize the significant remaining value. But, the future of Nexen lies in the deep waters of the Gulf of Mexico, offshore West Africa, the Athabasca oil sands and the Middle East where the opportunities and rewards for success are significantly greater."

2003 PRODUCTION AFTER ROYALTIES GROWS 5%

For the year, our oil and gas production before royalties was unchanged from 2002. However, production after royalties increased 5%, driven by new, low-cost production from our Aspen field in the deep-water Gulf of Mexico. The average cash margin from Aspen's 23,800 boe/d was about $33 per boe in 2003, almost double our corporate average, resulting in a significant improvement in our overall corporate cash margin.

Production for the fourth quarter was impacted by the sale of approximately 9,000 boe/d of Canadian production in late August, the planned depletion of fields in Australia and Nigeria, and unanticipated maintenance turnarounds at Syncrude.

DEEP-WATER GUNNISON FIELD ON STREAM AT YEAR-END

Our deep-water Gunnison field in the Gulf of Mexico came on stream in December. Three of the field's ten wells are currently producing at a rate of approximately 120 million cubic feet of gas and 3,350 barrels of oil per day. Production is expected to increase to a peak daily rate of between 165 and 180 million cubic feet of gas and 28,000 to 30,000 barrels of oil by the end of 2004, as the seven remaining wells are completed. Nexen has a 30% working interest at Gunnison, which Kerr McGee operates.

The Gunnison facility, a truss spar system, is located in 3,150 feet of water in Garden Banks Block 668. Gunnison was developed within budget and ahead of schedule, with first production achieved less than 26 months after development was sanctioned. The facility has a capacity of 40,000 barrels of oil and 200 million cubic feet of gas per day. This excess capacity maximizes the efficiency of developing satellite prospects in the area.

"Gunnison is our second major deep-water development in the Gulf of Mexico," said Fischer. "The Gulf of Mexico is currently our fastest growing and largest geographic source of cash flow. Gunnison's attractive finding and development costs, low production costs and low royalty rate will generate great returns with a rapid payback for our shareholders."

DAWSON DEEP DISCOVERY - GULF OF MEXICO DRILLING UPDATE

The Dawson Deep exploration well on Garden Banks Block 625 was drilled to a total depth of 24,450 feet. The well encountered 160 feet of net pay over several productive intervals. The well is currently sidetracking to delineate the extent of the reservoirs. Dawson Deep is located in 2,900 feet of water, northeast of our existing Gunnison facility. Nexen has a 15% working interest in this well. Kerr McGee Corporation (NYSE: KMG) operates Dawson Deep with a 25% working interest, McMoRan Exploration Co. (NYSE: MMR) has a 30% working interest and Cal Dive International, Inc. (NASDAQ: CDIS) has a 10% working interest.

"If the Dawson Deep sidetrack is successful, it could set up several potential exploration tests in the Gunnison area this year," remarked Fischer. "Since this well is located less then four miles away from the Gunnison spar, which has excess capacity, Dawson Deep can be brought on stream quickly."

Our Aspen-3 development well is currently being sidetracked to the primary target reservoirs after the original well drilled too close to the salt. The Shark exploration well, located on South Timbalier 174 has finished drilling at a depth of 25,756 feet. This is the deepest well drilled to date in the Gulf of Mexico shelf. No commercial hydrocarbons were encountered. The well is being temporarily abandoned and we are evaluating the data collected from the well bore. We remain optimistic about the potential of the ultra-deep shelf gas play. Nexen has a 40% working interest in the well that is operated by Shell Exploration and Production Co.

LONG LAKE PROJECT APPROVAL ADDS 200 MILLION BARRELS OF PROVED RESERVES

Today, our Board of Directors approved proceeding with commercial development of the Long Lake Synthetic Crude Oil project. The Long Lake project will develop approximately 10% of Nexen's Athabasca bitumen resource and will upgrade this bitumen into a high-quality, light, sweet, premium synthetic crude oil (PSC). As a result of the decision to proceed with the project, we have converted 200 million barrels of probable reserves to new proved reserves.

Field construction work is expected to commence in the third quarter of 2004. Pilot bitumen production is increasing according to plan and commercial bitumen production will commence in 2006. Synthetic oil production will commence in 2007, with peak production of approximately 60,000 barrels per day maintained over the project's life, estimated at more than 35 years. We have a 50% working interest in the project, a joint venture with OPTI Canada.

The gross capital cost to construct the Long Lake project is expected to total $3.4 billion. Ongoing sustaining capital is expected to average $2.50 per barrel of PSC. The project will generate its own fuel and electricity, resulting in significant operating cost savings compared to other bitumen production and upgrading projects. Operating costs are expected to average between $7 and $9 per barrel. Assuming WTI oil prices in the mid-twenties per barrel, the project will generate after tax rate of returns in the low to mid-teens.

"Our plans have been shaped by the experience of other major projects in the Athabasca region and reflect the actual costs of these projects," commented Fischer. "Our cost estimate is based on a high degree of engineering definition and firm competitive bid tenders for much of the equipment and materials. We will have a high level of owner involvement in the overall project management to protect against scope changes and cost increases. We have also incorporated the input of construction contractors into our overall design and planning. Our labour strategy has been designed to ensure we have access to the widest possible labour pool. Finally, a high degree of modularization has been incorporated into the design to minimize site construction hours."

DRILLING RESULTS EXPAND TAMMUM FIELD

In Yemen, on Block 51, the results of the recently drilled Tammum-8 delineation well have further extended the boundary of the field. Tammum-8 was drilled approximately two kilometers west of the Tammum-1 discovery well and encountered 24 feet of net pay.

The Tammum field is in the development stage. We have drilled 8 wells and are designing a central processing facility, a gathering system, and tieback to our Masila export system. Based on drilling results to date, we expect to develop in excess of 60 million barrels of proved plus probable reserves on Block 51, and add between 20,000 and 25,000 barrels per day of production capacity in early 2005. The field's additional potential is being assessed through the interpretation of a 3D seismic program and further planned delineation drilling in 2004. We also plan to continue to explore the Block, shooting additional seismic and drilling six exploration wells this year. We have an 87.5% working interest in Block 51.

"Development of Tammum will enable us to maintain our production rates in Yemen for several more years," expressed Fischer. "This production is some of the most profitable in our company."

OIL AND GAS MARKETING

Our oil and gas marketing group had an outstanding year in 2003, increasing our presence in core markets in the U.S. Midwest and Eastern Canada. The continued exit of competitors from the market in 2003 enabled us to acquire new contracts on favourable terms, including storage and transportation contracts, and natural gas contracts. We also expanded into the power marketing sector, winning a major contract to provide power and natural gas to the Alberta Urban Municipality Association. This contract complements our power generation assets at Balzac.

"Our marketing group manages the transportation and delivery of over 660,000 barrels of oil and 3.6 billion cubic feet of gas per day to our customers," said Fischer. "They add value by providing superior service to both our producing and consuming customers, executing low-risk trading strategies to capture price differences between the various markets in which we operate, and providing valuable intelligence which influences capital decisions."

CHEMICALS

Our chemicals group had a strong year. Chlor-alkali sales volumes increased 6% compared to 2002, while sodium chlorate sales volumes were up 5%. A number of cost reduction initiatives took place, including the relocation of sodium chlorate production from our facility in Taft, Louisiana to Brandon, Manitoba. This project is scheduled for completion in October 2004.

"Following this expansion, our Brandon plant will be the largest sodium chlorate facility in the world, with the lowest cost production in North America," concluded Fischer. "Our chemicals operations are a great business, with a solid base in North America and exciting growth prospects in South America."

OUTLOOK FOR 2004

We expect to invest $1.8 billion of capital in 2004. Almost $1.1 billion will be invested in our long-lead time exploration and development projects in Yemen, offshore West Africa, the deep-water Gulf of Mexico and the Athabasca oil sands. Approximately $600 million will be invested to sustain our near term oil and gas production in Yemen, Canada and the shallow-water Gulf of Mexico.

Production before royalties is expected to average between 255,000 and 275,000 boe/d. Our conventional investments in Canada and the shallow-water Gulf of Mexico are focussed on maximizing return on investment rather than offsetting production declines. Our Buffalo field, offshore Australia, and our Ejulebe field, offshore Nigeria, will both be fully depleted in 2004.

Production after royalties is anticipated to average between 180,000 and 195,000 boe/d, supported by new, low cost production from Aspen and from Gunnison in the deep-water Gulf of Mexico. "The production volumes we're adding in the deep-water Gulf of Mexico are more valuable than the barrels they are replacing," stated Fischer. "Aspen and Gunnison's low operating costs and royalties are having a dramatic impact on our cash netbacks. Normalizing for prices and exchange rates, our overall corporate netback from our oil and gas production will grow significantly again in 2004."

Better oil and gas margins will partially offset lower assumed commodity prices and a stronger Canadian currency. Assuming oil prices average US$25 per barrel, gas prices average US$4.25 per thousand cubic feet and the exchange rate averages US$0.75 in 2004, we plan to generate cash flow of approximately $1.3 billion, compared to cash flow of $1.9 billion in 2003. However, in a price neutral and exchange rate neutral environment, cash flow would grow by approximately 10% in 2004, similar to the growth experienced in 2003.

QUARTERLY DIVIDEND

The Board of Directors has declared the regular quarterly dividend of $0.10 per common share payable April 1, 2004 to shareholders of record on March 10, 2004.

Nexen Inc. is an independent, Canadian-based global energy and chemicals company, listed on the Toronto and New York stock exchanges under the symbol NXY. We are uniquely positioned for growth in the deep-water Gulf of Mexico, the Athabasca oil sands of Alberta, the Middle East and West Africa. We add value for shareholders through successful full-cycle oil and gas exploration and development, a growing industrial bleaching chemicals business, and leadership in ethics, integrity and environmental protection.

For further information, please contact:

KEVIN FINN                                           GRANT DREGER, CA
Vice President, Investor Relations                   Manager, Investor Relations
(403) 699-5166                                       (403) 699-5273

801 - 7th Ave SW
Calgary, Alberta, Canada T2P 3P7


                             CONFERENCE CALL NOTICE

Date: Friday, February 13, 2004
Time: 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time)

We invite you to learn more about Nexen by joining our 2003 Year-end Conference Call. President and CEO, Charlie Fischer and other senior executives will discuss the plans and outlook for Nexen's oil and gas and chemicals operations.

To listen to the conference call, please call one of these two lines:

800-814-4861                        (North American Toll-Free)
416-640-4127                        (Toronto or International)

A replay of the call will be available from approximately 1:00 p.m. Eastern Time, February 13, 2004 until midnight, February 27, 2004 by calling 416-640-1917 and entering passcode 21035375 followed by the pound sign. A live and on demand webcast of the conference call will be available at www.nexeninc.com.

FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS REPORT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. SUCH STATEMENTS ARE GENERALLY IDENTIFIABLE BY THE TERMINOLOGY USED SUCH AS "INTEND", "PLAN", "EXPECT", "ESTIMATE", "BUDGET", "OUTLOOK" OR OTHER SIMILAR WORDS.

THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: MARKET PRICES FOR OIL AND GAS AND CHEMICALS PRODUCTS; THE ABILITY TO EXPLORE, DEVELOP, PRODUCE AND TRANSPORT CRUDE OIL AND NATURAL GAS TO MARKETS; THE RESULTS OF EXPLORATION AND DEVELOPMENT DRILLING AND RELATED ACTIVITIES; FOREIGN-CURRENCY EXCHANGE RATES; ECONOMIC CONDITIONS IN THE COUNTRIES AND REGIONS WHERE NEXEN CARRIES ON BUSINESS; ACTIONS BY GOVERNMENTAL AUTHORITIES INCLUDING INCREASES IN TAXES, CHANGES IN ENVIRONMENTAL AND OTHER LAWS AND REGULATIONS; RENEGOTIATIONS OF CONTRACTS; AND POLITICAL UNCERTAINTY, INCLUDING ACTIONS BY INSURGENT OR OTHER ARMED GROUPS OR OTHER CONFLICT. THE IMPACT OF ANY ONE FACTOR ON A PARTICULAR FORWARD-LOOKING STATEMENT IS NOT DETERMINABLE WITH CERTAINTY AS SUCH FACTORS ARE INTERDEPENDENT UPON OTHER FACTORS, AND MANAGEMENT'S COURSE OF ACTION WOULD DEPEND ON ITS ASSESSMENT OF THE FUTURE CONSIDERING ALL INFORMATION THEN AVAILABLE. ANY STATEMENTS AS TO POSSIBLE COMMERCIALITY, DEVELOPMENT PLANS, CAPACITY EXPANSIONS, DRILLING OF NEW WELLS, ULTIMATE RECOVERABILITY OF RESERVES, FUTURE PRODUCTION RATES, CASH FLOWS AND CHANGES IN ANY OF THE FOREGOING ARE FORWARD-LOOKING STATEMENTS.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS CONVEYED BY THE FORWARD-LOOKING STATEMENTS ARE REASONABLE BASED ON INFORMATION AVAILABLE TO US ON THE DATE SUCH FORWARD-LOOKING STATEMENTS WERE MADE, NO ASSURANCES CAN BE GIVEN AS TO FUTURE RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS. READERS SHOULD ALSO REFER TO ITEMS 7 AND 7A IN OUR 2002 ANNUAL REPORT ON FORM 10-K FOR FURTHER DISCUSSION OF THE RISK FACTORS.

CAUTIONARY NOTE TO U.S. INVESTORS - THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) PERMITS OIL AND GAS COMPANIES, IN THEIR FILINGS WITH THE SEC, TO DISCUSS ONLY PROVED RESERVES THAT A COMPANY HAS DEMONSTRATED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. IN THIS PRESS RELEASE, WE MAY REFER TO "RECOVERABLE RESERVES", "PROBABLE RESERVES" AND "RESOURCE" WHICH ARE INHERENTLY MORE UNCERTAIN THAN PROVED RESERVES. THESE TERMS ARE NOT USED IN OUR FILINGS WITH THE SEC. PLEASE REFER TO OUR ANNUAL REPORT ON FORM 10-K AVAILABLE FROM US OR THE SEC FOR FURTHER RESERVE DISCLOSURE.

CAUTIONARY NOTE TO CANADIAN INVESTORS: NEXEN IS A U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) REGISTRANT. WE FOLLOW SEC REQUIREMENTS IN OUR SECURITIES REGULATORY DISCLOSURES, INCLUDING THE FORM 10-K AND OTHER RELATED FORMS. WE HAVE RECEIVED AN EXEMPTION FROM THE CANADIAN SECURITIES REGULATORY AUTHORITIES (CSA) TO CONTINUE OUR OIL AND GAS ACTIVITIES AND RESERVES DISCLOSURE USING SEC REQUIREMENTS INSTEAD OF CANADIAN DISCLOSURE REQUIREMENTS UNDER NATIONAL INSTRUMENT 51-101 (NI 51-101), The Standards of Disclosure for Oil and Gas Activities. SEC RESERVES DISCLOSURE DIFFERS FROM THE CORRESPONDING INFORMATION IF IT WERE PREPARED USING NI 51-101.

OUR PROBABLE RESERVES DISCLOSURE APPLIES THE SOCIETY OF PETROLEUM
ENGINEERS/WORLD PETROLEUM COUNCIL (SPE/WPC) DEFINITION FOR PROBABLE RESERVES. THE CANADIAN OIL AND GAS EVALUATION HANDBOOK STATES THERE SHOULD NOT BE A SIGNIFICANT DIFFERENCE IN ESTIMATED PROBABLE RESERVE QUANTITIES USING THE SPE/WPC DEFINITION VERSUS NI 51-101.

IN THIS PRESS RELEASE, WE REFER TO OIL AND GAS IN COMMON UNITS CALLED BARREL OF OIL EQUIVALENT (BOE). A BOE IS DERIVED BY CONVERTING SIX THOUSAND CUBIC FEET OF GAS TO ONE BARREL OF OIL (6MCF:1BBL). THIS CONVERSION MAY BE MISLEADING, PARTICULARLY IF USED IN ISOLATION, SINCE THE 6MCF:1BBL RATIO IS BASED ON AN ENERGY EQUIVALENCY AT THE BURNER TIP AND DOES NOT REPRESENT THE VALUE EQUIVALENCY AT THE WELL HEAD.

PLEASE READ THE "SPECIAL NOTE TO CANADIAN INVESTORS" ON OUR WEB SITE, UNDER INVESTOR CENTRE, FOR A SUMMARY OF THE EXEMPTION GRANTED BY THE CSA AND THE MAJOR DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101. THE SUMMARY IS NOT INTENDED TO BE ALL-INCLUSIVE NOR TO CONVEY SPECIFIC ADVICE. RESERVE ESTIMATION IS HIGHLY TECHNICAL AND REQUIRES PROFESSIONAL COLLABORATION AND JUDGEMENT. THE DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101 MAY BE MATERIAL.

NEXEN INC.
FINANCIAL HIGHLIGHTS

                                                                                   Three Months            Twelve Months
                                                                              Ended December 31        Ended December 31
(Cdn$ millions)                                                                 2003       2002          2003       2002
------------------------------------------------------------------------------------------------------------------------
Net Sales                                                                        660        681         2,908      2,506
Cash Flow from Operations (1)                                                    410        409         1,859      1,383
     Per Common Share ($/share)                                                 3.17       3.18         14.50      10.71
     Per Common Share - Diluted ($/share)                                       3.13       3.16         14.37      10.59
Net Income (Loss) (1)                                                            (56)       129           639        452
     Per Common Share ($/share)                                                (0.52)      0.96          4.84       3.34
     Per Common Share - Diluted ($/share)                                      (0.51)      0.96          4.79       3.30
Capital Expenditures (2)                                                         397        446         1,494      1,625
Net Debt (3)                                                                   1,377      1,775         1,377      1,775
Common Shares Outstanding (millions of shares)                                 125.6      123.0         125.6      123.0
------------------------------------------------------------------------------------------------------------------------

(1) Includes discontinued operations as discussed in Note 9 to our Unaudited Consolidated Financial Statements.
(2) Includes $172 million for the acquisition of the 40% interest in Aspen and surrounding acreage in March 2003.
(3)  Net Debt is defined as long-term debt less working capital.

CASH FLOW FROM OPERATIONS (1)

                                                                                   Three Months            Twelve Months
                                                                              Ended December 31        Ended December 31
(Cdn$ millions)                                                                 2003       2002          2003       2002
------------------------------------------------------------------------------------------------------------------------
Cash Flow from Operations
Oil and Gas

     Yemen (2)                                                                   127        129           530        492
     Canada (3)                                                                   92        128           490        460
     United States                                                               134         57           623        190
     Australia                                                                     -         26            34        114
     Other Countries                                                               8         12            30         37
     Marketing                                                                    56         28           126         45
     Syncrude                                                                     17         43           105        129
                                                                            --------------------------------------------
                                                                                 434        423         1,938      1,467
Chemicals                                                                         13         23            74         79
                                                                            --------------------------------------------
                                                                                 447        446         2,012      1,546
Interest and Other Corporate Items                                               (42)       (44)         (144)      (147)
Income Taxes (4)                                                                   5          7            (9)       (16)
                                                                            --------------------------------------------
Cash Flow from Operations (1)                                                    410        409         1,859      1,383
                                                                            ============================================

(1) Defined as cash generated from operating activities before changes in non-cash working capital and other. We evaluate our performance and that of our business segments based on earnings and cash flow from operations. Cash flow from operations is a non-GAAP term that represents cash generated from operating activities before changes in non-cash working capital and other. We consider it a key measure as it demonstrates our ability and the ability of our business segments to generate the cash flow necessary to fund future growth through capital investment and repay debt.

                                                                                   Three Months            Twelve Months
                                                                              Ended December 31        Ended December 31
     (Cdn$ millions)                                                            2003       2002          2003       2002
     -------------------------------------------------------------------------------------------------------------------
     Cash Flow from Operating Activities                                         227        453         1,469      1,322
     Changes in Non-Cash Working Capital                                         155        (46)          320         46
     Other                                                                        28          2            70         15
                                                                            --------------------------------------------
     Cash Flow from Operations                                                   410        409         1,859      1,383
     Less: Dividends on Preferred Securities                                      14         18            64         72
                                                                            --------------------------------------------
     Cash Flow from Operations Available to Common Shareholders                  396        391         1,795      1,311
                                                                            ============================================

     Weighted-average Number of Common Shares Outstanding
       (millions of shares)                                                    124.8      123.0         123.8      122.4
                                                                            --------------------------------------------
     Cash Flow from Operations Per Common Share ($/share)                       3.17       3.18         14.50      10.71
                                                                            ============================================

(2) After in-country cash taxes of $51 million for the three months ended December 31, 2003 (2002 - $58 million) and $201 million for the twelve months ended December 31, 2003 (2002 - $207 million).

(3) Includes discontinued operations as discussed in Note 9 to our Unaudited Consolidated Financial Statements.

(4)  Excludes in-country cash taxes in Yemen.

NEXEN INC.

PRODUCTION VOLUMES (BEFORE ROYALTIES) (1)

                                                                                   Three Months            Twelve Months
                                                                              Ended December 31        Ended December 31
(Cdn$ millions)                                                                  2003      2002          2003       2002
------------------------------------------------------------------------------------------------------------------------
Crude Oil and Natural Gas Liquids (mbbls/d)
     Yemen                                                                      117.1     116.8         116.8      118.0
     Canada                                                                      39.3      53.6          46.3       56.3
     United States                                                               28.5      10.3          28.3        9.9
     Australia                                                                    4.8      11.3           6.1       12.8
     Other Countries                                                              4.2       7.8           5.4        8.9
     Syncrude                                                                    14.8      18.0          15.3       16.6
                                                                            --------------------------------------------
                                                                                208.7     217.8         218.2      222.5
                                                                            ============================================
Natural Gas (mmcf/d)
     Canada                                                                       156       164           158        167
     United States                                                                143        99           145        112
                                                                            --------------------------------------------
                                                                                  299       263           303        279
                                                                            ============================================

Total Production (mboe/d)                                                         259       262           269        269
                                                                            ============================================

PRODUCTION VOLUMES (AFTER ROYALTIES) (1)

                                                                                   Three Months            Twelve Months
                                                                              Ended December 31        Ended December 31
(Cdn$ millions)                                                                  2003      2002          2003       2002
------------------------------------------------------------------------------------------------------------------------
Crude Oil and Natural Gas Liquids (mbbls/d)
     Yemen                                                                       58.4      53.7          57.5       55.8
     Canada                                                                      30.9      40.7          35.4       43.4
     United States                                                               25.1       8.5          25.0        8.2
     Australia                                                                    4.7       9.7           5.6       10.3
     Other Countries                                                              3.8       4.7           4.6        5.2
     Syncrude                                                                    14.6      17.8          15.2       16.5
                                                                            --------------------------------------------
                                                                                137.5     135.1         143.3      139.4
                                                                            ============================================
Natural Gas (mmcf/d)
     Canada                                                                       124       125           125        128
     United States                                                                121        82           122         93
                                                                            --------------------------------------------
                                                                                  245       207           247        221
                                                                            ============================================
Total Production (mboe/d)                                                         178       170           185        176
                                                                            ============================================

(1) Includes discontinued operations as discussed in Note 9 to our Unaudited Consolidated Financial Statements.

NEXEN INC.
OIL AND GAS PRICES AND CASH NETBACK (1)

                                                                             TOTAL                                             TOTAL
                                               Quarters - 2003               YEAR                 Quarters - 2002              YEAR
                                      ----------------------------------------------------------------------------------------------
(all dollar amounts in Cdn $ unless     1st      2nd      3rd       4th      2003       1st        2nd       3rd       4th      2002
noted)
------------------------------------------------------------------------------------------------------------------------------------
PRICES:
WTI Oil (US $/bbl)                    33.86    28.91    30.20     31.18     31.04     21.64      26.25     28.30     28.15     26.09
Nexen Average - Oil (Cdn $/bbl)       44.93    35.24    36.70     35.56     38.04     31.00      36.74     40.77     39.78     37.13
NYMEX Gas (US $/mmbtu)                 6.32     5.74     4.92      5.42      5.60      2.50       3.44      3.21      4.33      3.37
Nexen Average - Gas (Cdn $/mcf)        8.35     7.18     6.01      5.91      6.85      3.34       4.53      3.82      5.43      4.25
------------------------------------------------------------------------------------------------------------------------------------

NETBACKS:
CANADA - LIGHT OIL AND NGLs
Sales (mbbls/d)                        22.1     24.7     19.9      13.7      20.1      26.5       26.5      25.8      24.6      25.9

Price Received ($/bbl)                46.12    35.84    37.06     35.74     38.92     29.35      36.10     38.92     38.29     35.62
Royalties & Other                     12.15     9.24    10.17      7.68     10.00      6.59       9.13      9.87     10.14      8.91
Operating Costs                        6.87     5.84     5.69      5.85      6.09      5.35       5.21      5.78      6.03      5.52
------------------------------------------------------------------------------------------------------------------------------------
Netback                               27.10    20.76    21.20     22.21     22.83     17.41      21.76     23.27     22.12     21.19
------------------------------------------------------------------------------------------------------------------------------------

CANADA - HEAVY OIL
Sales (mbbls/d)                        27.1     25.9     26.3      25.6      26.2      32.4       31.1      29.5      29.0      30.4

Price Received ($/bbl)                34.06    26.27    26.52     22.77     27.46     22.19      27.79     31.89     27.73     27.31
Royalties & Other                      8.41     5.96     6.22      5.16      6.45      4.62       6.29      7.55      6.61      6.24
Operating Costs                        8.28     8.77     9.31      9.08      8.84      7.77       8.22      8.34      7.96      8.06
------------------------------------------------------------------------------------------------------------------------------------
Netback                               17.37    11.54    10.99      8.53     12.17      9.80      13.28     16.00     13.16     13.01
------------------------------------------------------------------------------------------------------------------------------------

CANADA - TOTAL OIL
Sales (mbbls/d)                        49.2     50.6     46.2      39.3      46.3      58.9       57.6      55.3      53.6      56.3

Price Received ($/bbl)                39.48    30.95    31.07     27.28     32.37     25.42      31.58     35.17     32.57     31.13
Royalties & Other                     10.09     7.56     7.95      6.08      8.02      5.51       7.60      8.63      8.23      7.46
Operating Costs                        7.62     7.34     7.75      7.95      7.65      6.68       6.84      7.15      7.11      6.90
------------------------------------------------------------------------------------------------------------------------------------
Netback                               21.77    16.05    15.37     13.25     16.70     13.23      17.14     19.39     17.23     16.77
------------------------------------------------------------------------------------------------------------------------------------

CANADA - NATURAL GAS
Sales (mmcf/d)                          161      159      155       156       158       175        160       167       164       167

Price Received ($/mcf)                 6.77     5.85     5.14      4.85      5.64      2.80       3.83      3.05      4.60      3.56
Royalties & Other                      1.39     1.19     0.96      0.92      1.12      0.77       0.88      0.55      0.90      0.77
Operating Costs                        0.41     0.51     0.60      0.55      0.52      0.37       0.73      0.53      0.58      0.54
------------------------------------------------------------------------------------------------------------------------------------
Netback                                4.97     4.15     3.58      3.38      4.00      1.66       2.22      1.97      3.12      2.25
------------------------------------------------------------------------------------------------------------------------------------

YEMEN
Sales (mbbls/d)                       116.1    117.5    115.7     116.3     116.4     118.0      120.3     114.9     117.8     117.7

Price Received ($/bbl)                45.69    35.86    38.25     38.13     39.45     32.75      38.34     42.29     41.80     38.80
Royalties & Other                     23.87    17.96    19.40     18.79     19.98     17.31      20.18     22.12     22.18     20.45
Operating Costs                        2.03     2.02     2.12      2.48      2.16      1.78       1.85      2.01      2.16      1.95
In-country Taxes                       4.91     4.48     4.73      4.79      4.73      3.49       4.98      5.42      5.33      4.81
------------------------------------------------------------------------------------------------------------------------------------
Netback                               14.88    11.40    12.00     12.07     12.58     10.17      11.33     12.74     12.13     11.59
------------------------------------------------------------------------------------------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
OIL AND GAS CASH NETBACK (1) (CONTINUED)

                                                                         TOTAL                                              TOTAL
                                          Quarters - 2003                 YEAR               Quarters - 2002                 YEAR
                                -------------------------------------------------------------------------------------------------
(all dollar amounts in Cdn $
unless noted)                       1st      2nd       3rd       4th      2003       1st        2nd       3rd       4th      2002
---------------------------------------------------------------------------------------------------------------------------------
UNITED STATES
Oil:
   Sales (mbbls/d)                 21.7     31.4      31.3      28.5      28.3      10.1       10.4       8.9      10.3       9.9
   Price Received ($/bbl)         46.00    36.28     36.03     34.79     37.68     32.25      39.65     41.73     42.02     38.88
Gas:
   Sales (mmcf/d)                   135      157       144       143       145       119        116       115        99       112
   Price Received ($/mcf)         10.22     8.55      6.95      7.06      8.16      4.14       5.50      4.93      6.81      5.29
Total Sales Volume (mboe/d)        44.2     57.6      55.3      52.3      52.5      29.9       29.7      28.0      26.8      28.6

Price Received ($/boe)            53.82    43.07     38.49     38.25     42.88     27.35      35.19     33.45     41.32     34.21
Royalties & Other                  7.83     5.89      5.14      5.13      5.91      4.65       5.99      5.56      7.18      5.82
Operating Costs                    5.32     4.63      3.93      4.14      4.49      8.35       9.32      8.31     10.41      9.09
---------------------------------------------------------------------------------------------------------------------------------
Netback                           40.67    32.55     29.42     28.98     32.48     14.35      19.88     19.58     23.73     19.30
---------------------------------------------------------------------------------------------------------------------------------

AUSTRALIA
Sales (mbbls/d)                     7.9      5.2       4.7         -       4.4       8.1       17.1      18.9      11.5      13.9

Price Received ($/bbl)            48.13    36.53     42.09         -     43.14     33.72      37.41     43.57     43.70     40.30
Royalties & Other                  8.83   (0.24)      0.41         -      3.44      3.20       9.67      9.37      6.02      7.88
Operating Costs                   17.60    19.31     19.47         -     18.60     18.64       7.13      7.15     11.80      9.76
---------------------------------------------------------------------------------------------------------------------------------
Netback                           21.70    17.46     22.21         -     21.10     11.88      20.61     27.05     25.88     22.66
---------------------------------------------------------------------------------------------------------------------------------

OTHER COUNTRIES
Sales (mbbls/d)                     5.1      6.7       5.2       4.8       5.4       9.1       10.2      10.5       8.4       9.6

Price Received ($/bbl)            48.84    34.74     36.03     34.46     38.22     33.05      39.67     41.59     41.12     38.96
Royalties & Other                 11.39     4.52      3.14      4.16      5.69      9.99      20.14     17.31     17.93     16.48
Operating Costs                    8.02     8.81      6.45      6.14      7.47      5.89       6.54      6.90      5.28      6.21
---------------------------------------------------------------------------------------------------------------------------------
Netback                           29.43    21.41     26.44     24.16     25.06     17.17      12.99     17.38     17.91     16.27
---------------------------------------------------------------------------------------------------------------------------------

SYNCRUDE
Sales (mbbls/d)                    13.6     15.2      17.5      14.8      15.3      16.6       12.9      18.9      18.0      16.6

Price Received ($/bbl)            51.84    42.26     41.36     39.22     43.36     34.10      40.62     44.26     43.64     40.89
Royalties & Other                   0.52     0.42      0.59      0.39      0.48     0.34        0.40      0.44      0.27     0.36
Operating Costs (2)                24.91    24.04     17.06     23.00     21.96    16.85       28.58     14.23     15.84    18.10
---------------------------------------------------------------------------------------------------------------------------------
Netback                           26.41    17.80     23.71     15.83     20.92     16.91      11.64     29.59     27.53     22.43
---------------------------------------------------------------------------------------------------------------------------------

COMPANY-WIDE
Oil and Gas Sales (mboe/d)        262.9    279.3     270.4     253.5     266.6     269.8      274.5     274.3     263.4     270.4

Price Received ($/boe)            45.84    36.71     36.59     35.54     38.63     28.95      35.18     37.71     38.58     35.14
Royalties & Other                 15.10    10.95     11.36     11.25     12.14     10.24      12.97     13.24     13.73     12.56
Operating Costs (2)                5.46     5.31      4.94      4.88      5.19      5.20       5.77      5.18      5.54      5.42
In-country Taxes                   2.16     1.88      2.02      2.20      2.06      1.53       2.18      2.27      2.38      2.10
---------------------------------------------------------------------------------------------------------------------------------
Netback                           23.12    18.57     18.27     17.21     19.24     11.98      14.26     17.02     16.93     15.06
---------------------------------------------------------------------------------------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.
(2) We computed our netback for Syncrude excluding research and development costs. Previously, we included these costs as operating costs.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31
Cdn$ millions, except per share amounts

                                                                                         Three Months              Twelve Months
                                                                                    Ended December 31          Ended December 31
                                                                                   2003          2002          2003         2002
--------------------------------------------------------------------------------------------------------------------------------
REVENUES
    Net Sales                                                                       660           681         2,908        2,506
    Marketing and Other (Note 10)                                                   159           143           610          504
    Loss on Disposition of Assets                                                     -           (21)            -           (8)
                                                                           -----------------------------------------------------
                                                                                    819           803         3,518        3,002
                                                                           -----------------------------------------------------
EXPENSES
    Operating                                                                       181           197           751          751
    Transportation and Other                                                        104           122           461          475
    General and Administrative                                                       64            40           190          152
    Depreciation, Depletion and Amortization (Note 4)                               451           163         1,017          685
    Exploration                                                                      91            75           200          181
    Interest (Note 6)                                                                29            29           105          109
                                                                           -----------------------------------------------------
                                                                                    920           626         2,724        2,353
                                                                           -----------------------------------------------------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                       (101)          177           794          649
                                                                           -----------------------------------------------------

PROVISION FOR INCOME TAXES
    Current                                                                          46            51           210          223
    Future                                                                          (91)            1           (40)         (12)
                                                                           -----------------------------------------------------
                                                                                    (45)           52           170          211
                                                                           -----------------------------------------------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS                                        (56)          125           624          438
    Net Income from Discontinued Operations (Note 9)                                  -             4            15           14
                                                                           -----------------------------------------------------

NET INCOME (LOSS)                                                                   (56)          129           639          452
    Dividends on Preferred Securities, Net of Income Taxes                            9            10            40           43
                                                                           -----------------------------------------------------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS                               (65)          119           599          409
                                                                           =====================================================

EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS ($/share)
    Basic (Note 8)                                                                (0.52)         0.93          4.72         3.23
                                                                           =====================================================

    Diluted (Note 8)                                                              (0.51)         0.93          4.67         3.19
                                                                           =====================================================

EARNINGS PER COMMON SHARE ($/share)
    Basic (Note 8)                                                                (0.52)         0.96          4.84         3.34
                                                                           =====================================================

    Diluted (Note 8)                                                              (0.51)         0.96          4.79         3.30
                                                                           =====================================================

SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2003 AND 2002
Cdn$ millions, except share amounts

                                                                                                           2003            2002
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
    CURRENT ASSETS
      Cash and Short-Term Investments                                                                     1,087              59
      Accounts Receivable (Note 2)                                                                        1,423             988
      Inventories and Supplies (Note 3)                                                                     270             256
      Other                                                                                                  79              26
                                                                                                -------------------------------
         Total Current Assets                                                                             2,859           1,329

    PROPERTY, PLANT AND EQUIPMENT (Note 4)                                                                4,469           4,863
    GOODWILL                                                                                                 36              36
    FUTURE INCOME TAX ASSETS                                                                                108             263
    DEFERRED CHARGES AND OTHER ASSETS                                                                       153              69
                                                                                                -------------------------------

                                                                                                          7,625           6,560
                                                                                                ===============================

LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Short-Term Borrowings (Note 6)                                                                          -              18
      Current Portion of Long-Term Debt (Note 6)                                                            291               -
      Accounts Payable and Accrued Liabilities                                                            1,404           1,194
      Accrued Interest Payable                                                                               44              39
      Dividends Payable                                                                                      12               9
                                                                                                -------------------------------
         Total Current Liabilities                                                                        1,751           1,260
                                                                                                -------------------------------

    LONG-TERM DEBT (Note 6)                                                                               2,485           1,844
    FUTURE INCOME TAX LIABILITIES                                                                           724             873
    DISMANTLEMENT AND SITE RESTORATION                                                                      179             191
    OTHER DEFERRED CREDITS AND LIABILITIES                                                                   68              44
    SHAREHOLDERS' EQUITY (Note 7)
      Preferred and Subordinated Securities                                                                 364             724
      Common Shares, no par value
        Authorized:    Unlimited
        Outstanding:   2003 - 125,606,107 shares
                       2002 - 122,965,830 shares                                                            513             440
      Contributed Surplus                                                                                     1               -
      Retained Earnings                                                                                   1,659           1,069
      Cumulative Foreign Currency Translation Adjustment                                                   (119)            115
                                                                                                -------------------------------
         Total Shareholders' Equity                                                                       2,418           2,348
                                                                                                -------------------------------

COMMITMENTS, CONTINGENCIES AND GUARANTEES (Note 12)
                                                                                                          7,625           6,560
                                                                                                ===============================

SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31
Cdn$ millions

                                                                            Three Months           Twelve Months
                                                                       Ended December 31       Ended December 31
                                                                        2003        2002        2003        2002
----------------------------------------------------------------------------------------------------------------
 OPERATING ACTIVITIES
   Net Income (Loss) from Continuing Operations                          (56)        125         624         438
   Net Income from Discontinued Operations                                 -           4          15          14
   Charges and Credits to Income not Involving Cash (Note 11)            375         205       1,020         750
   Exploration Expense                                                    91          75         200         181
   Changes in Non-Cash Working Capital (Note 11)                        (155)         46        (320)        (46)
   Other                                                                 (28)         (2)        (70)        (15)
                                                                    --------------------------------------------
                                                                         227         453       1,469       1,322

FINANCING ACTIVITIES
   Proceeds from Long-Term Notes and Debentures (Note 6)                 651           -         651         790
   Proceeds from (Repayment of) Term Credit Facilities, Net                2         (91)         93        (419)
   Repayment of Short-Term Borrowings, Net                                 -         (14)        (18)        (33)
   Proceeds from Subordinated Securities (Note 6)                        613           -         613           -
   Redemption of Preferred Securities (Note 7)                          (340)          -        (340)          -
   Dividends on Preferred Securities                                     (14)        (18)        (64)        (72)
   Dividends on Common Shares                                            (13)        (10)        (40)        (37)
   Issue of Common Shares                                                 42           5          73          51
   Other                                                                 (26)          -         (26)        (23)
                                                                    --------------------------------------------
                                                                         915        (128)        942         257

INVESTING ACTIVITIES
   Capital Expenditures
     Exploration and Development                                        (365)       (420)     (1,276)     (1,477)
     Proved Property Acquisitions                                          -          (4)       (164)         (4)
     Chemicals, Corporate and Other                                      (32)        (22)        (54)       (144)
   Proceeds on Disposition of Assets                                      25          15         293          49
   Changes in Non-Cash Working Capital (Note 11)                          (2)         38         (18)          7
                                                                     --------------------------------------------
                                                                        (374)       (393)     (1,219)     (1,569)

EFFECT OF EXCHANGE RATE CHANGES ON CASH
    AND SHORT-TERM INVESTMENTS                                           (35)          4        (164)        (12)
                                                                    --------------------------------------------

INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS                   733         (64)      1,028          (2)

CASH AND SHORT-TERM INVESTMENTS - BEGINNING OF PERIOD                    354         123          59          61
                                                                    --------------------------------------------

CASH AND SHORT-TERM INVESTMENTS - END OF PERIOD                        1,087          59       1,087          59
                                                                    ============================================

SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002
Cdn$ millions

                                                                                                                     CUMULATIVE
                                                   PREFERRED                                                            FOREIGN
                                                         AND                                                           CURRENCY
                                                SUBORDINATED         COMMON      CONTRIBUTED          RETAINED      TRANSLATION
                                                  SECURITIES         SHARES          SURPLUS          EARNINGS       ADJUSTMENT
-------------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 2002                                        724            440                -             1,069              115
  Exercise of Stock Options                                -             50                -                 -                -
  Issue of Common Shares                                   -             23                -                 -                -
  Redemption of Preferred Securities
    (Note 7)                                            (393)             -                -                 -                -
  Gain on Redemption of Preferred
    Securities, Net of Income Taxes
    (Note 7)                                               -              -                -                31                -
  Issue of Subordinated Securities
    (Note 7)                                              33              -                -                 -                -
  Net Income                                               -              -                -               639                -
  Dividends on Preferred Securities,
    Net of Income Taxes                                    -              -                -               (40)               -
  Dividends on Common Shares                               -              -                -               (40)               -
  Stock Based Compensation Expense
    (Note 7)                                               -              -                1                 -                -
  Translation Adjustment,
    Net of Income Taxes                                    -              -                -                 -             (234)
                                            -----------------------------------------------------------------------------------

DECEMBER 31, 2003                                        364            513                1             1,659             (119)
                                            ===================================================================================

                                                                                                                     CUMULATIVE
                                                   PREFERRED                                                            FOREIGN
                                                         AND                                                           CURRENCY
                                                SUBORDINATED         COMMON      CONTRIBUTED          RETAINED      TRANSLATION
                                                  SECURITIES         SHARES          SURPLUS          EARNINGS       ADJUSTMENT
-------------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 2001                                        724            389                -               697               94
  Exercise of Stock Options                                -             27                -                 -                -
  Issue of Common Shares                                   -             24                -                 -                -
  Net Income                                               -              -                -               452                -
  Dividends on Preferred Securities,
    Net of Income Taxes                                    -              -                -               (43)               -
  Dividends on Common Shares                               -              -                -               (37)               -
  Translation Adjustment,
    Net of Income Taxes                                    -              -                -                 -               21
                                            -----------------------------------------------------------------------------------

DECEMBER 31, 2002                                        724            440                -             1,069              115
                                            ===================================================================================

SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NEXEN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Cdn$ millions except as noted

1.   ACCOUNTING POLICIES
The Unaudited Consolidated Financial Statements are prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP). In the opinion of management, the Unaudited Consolidated Financial Statements contain all adjustments of a normal and recurring nature necessary to present fairly Nexen Inc.'s (Nexen, we or our) financial position at December 31, 2003 and the results of our operations and our cash flows for the three and twelve months ended December 31, 2003 and 2002.

Management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Unaudited Consolidated Financial Statements, and revenues and expenses during the reporting period. Our management reviews these estimates, including those related to litigation, environmental and dismantlement liabilities, income taxes and determination of proved reserves on an ongoing basis. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates.

These Unaudited Consolidated Financial Statements should be read in conjunction with our Audited Consolidated Financial Statements included in our 2002 Annual Report on Form 10-K. The accounting policies we follow are in Note 1 of the Audited Consolidated Financial Statements included in our 2002 Annual Report on Form 10-K, except as noted below:

CHANGES IN ACCOUNTING POLICIES

STOCK BASED COMPENSATION
During the fourth quarter of 2003, we prospectively adopted the fair-value method of accounting for stock options granted to employees and directors. We record stock based compensation expense on the Unaudited Consolidated Statement of Income as general and administrative expense for all options granted on or after January 1, 2003, with a corresponding increase recorded as contributed surplus. Compensation expense for options granted during 2003 is based on the estimated fair values at the time of the grant and we recognize the expense over the vesting period of the option. We recognized $1 million of compensation expense for options granted during 2003. For options granted prior to January 1, 2003, we continue to disclose the pro forma earnings impact of related stock based compensation expense (see Note 7(b)).

RECLASSIFICATION
Certain information provided for prior years has been reclassified to conform to the presentation adopted in 2003.

2.   ACCOUNTS RECEIVABLE

                                                           December 31       December 31
                                                                  2003              2002
----------------------------------------------------------------------------------------
Trade
  Oil and Gas
    Marketing                                                    1,078               574
    Other                                                          263               330
  Chemicals and Other                                               47                59
                                                           -----------------------------
                                                                 1,388               963
Non-Trade                                                           50                34
                                                           -----------------------------
                                                                 1,438               997
Allowance for Doubtful Accounts                                    (15)               (9)
                                                           -----------------------------
                                                                 1,423               988
                                                           =============================

3.   INVENTORIES AND SUPPLIES

                                                           December 31       December 31
                                                                  2003              2002
----------------------------------------------------------------------------------------
Finished Products
    Oil and Gas
      Marketing                                                    138               130
      Other                                                         16                --
    Chemicals and Other                                             12               13
                                                           -----------------------------
                                                                   166              143
Work in Process                                                      6                6
Field Supplies                                                      98              107
                                                           -----------------------------
                                                                   270              256
                                                           =============================

4.   PROPERTY, PLANT AND EQUIPMENT

                                                        2003                                            2002
----------------------------------------------------------------------------------------------------------------------------
                                                 Accumulated      Net Book                       Accumulated        Net Book
                                        Cost            DD&A         Value             Cost             DD&A           Value
                                ------------------------------------------     ---------------------------------------------
Oil and Gas
   Yemen                                 656             489           167              711              531             180
   Yemen - Carried Interest            1,242           1,008           234            1,343            1,115             228
   Canada                              2,879           1,428         1,451            3,098            1,137           1,961
   United States                       2,095             854         1,241            2,186              959           1,227
   Australia                             172             168             4              209              184              25
   Other Countries                       313             198           115              305              198             107
   Marketing                             157              56           101               86               40              46
                                ------------------------------------------     ---------------------------------------------
                                       7,514           4,201         3,313            7,938            4,164           3,774
Syncrude                                 811             141           670              628              139             489
Chemicals                                760             371           389              789              345             444
Corporate and Other                      168              71            97              213               57             156
                                ------------- ---------------- ------------    -------------- --------------- --------------

                                       9,253           4,784         4,469            9,568            4,705           4,863
                                ==========================================     =============================================

The above table includes capitalized costs of $630 million (2002 - $585 million) relating to unproved properties and projects under construction or development. These costs are not being depreciated, depleted or amortized.

Our 2003 depreciation, depletion and amortization expense in the Unaudited Consolidated Statement of Income includes an impairment charge of $269 million ($175 million net of income tax) relating to certain Canadian oil and gas properties. The impairment results from negative reserve revisions and is largely attributable to Canadian heavy oil properties. The revisions resulted from changes in late field-life economic assumptions, changes in proved undeveloped reserves based on drilling results and geological mapping, and reassessments of estimated future production profiles. Even though we expect to recover the carrying value of our Canadian oil and gas properties in aggregate from their future cash flows, under successful efforts accounting, we are required to make impairment assessments on a property-by-property basis. The impairment charge represents the write-down of the carrying value of the impaired properties to their estimated fair value. We have determined the estimated fair value of the impaired properties based on the present value of the expected future net cash flows we expect to receive from the properties.

5.   DERIVATIVE INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

(a)  COMMODITY PRICE RISK MANAGEMENT

NON-TRADING ACTIVITIES
We generally sell our crude oil and natural gas under short-term market based contracts.

FUTURE SALE OF OIL AND GAS PRODUCTION
In March 2003, we sold WTI and NYMEX gas forward contracts for the next 12 months to lock-in part of the return on the remaining 40% interest acquired in the Aspen field. The forward contracts fix our oil and gas prices at the contract prices for the hedged volumes, less applicable price differentials. Unrecognized losses on these contracts are:

                                            Hedged                                              Average          Unrecognized
                                           Volumes                          Term                  Price                  Loss
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                  (US$)        (Cdn$ millions)
Fixed WTI Price                       5,000 bbls/d       April 2003 - March 2004              28.50/bbl                    (2)
Fixed NYMEX Price                   12,000 mmbtu/d       April 2003 - March 2004             5.35/mmbtu                    (1)
                                                                                                           ------------------
                                                                                                                           (3)
                                                                                                           ==================

TRADING ACTIVITIES

FUTURE SALE OF GAS INVENTORY
Our marketing inventory is carried at the lower of cost and net realizable value while generally our derivative contracts are stated at market value. To better match our accounting with our economic exposure, we began designating certain NYMEX natural gas futures contracts and AECO/NYMEX basis swaps in July 2003 as hedges of our price risk on the future sale of our inventory. We have designated in writing some of our financial contracts as cash flow hedges. The principal terms of these outstanding contracts and the unrecognized losses at December 31, 2003 are:

                                                                Hedged                               Average     Unrecognized
                                                               Volumes             Month               Price             Loss
-----------------------------------------------------------------------------------------------------------------------------
                                                               (mmcf )                            (US$ mcf )  (Cdn$ millions)
NYMEX Natural Gas Futures                                        5,610      January 2004         4.91 - 6.19               (6)
                                                                 3,850     February 2004         4.93 - 6.09               (3)
                                                                   150        March 2004                4.85               --
                                                                 1,500        April 2004                4.76               (1)

AECO/NYMEX Basis Swaps                                             380      January 2004                5.51               (1)
                                                                   300     February 2004                5.15               --
                                                                                                              ----------------
                                                                                                                          (11)
                                                                                                              ================

(b)  FOREIGN CURRENCY EXCHANGE RATE RISK MANAGEMENT
Many of our activities are transacted in or referenced to US dollars including:

-    sales of crude oil, natural gas and certain chemicals products;
- capital spending and expenses for our oil and gas and chemicals operations outside Canada; and
-    short-term and long-term borrowings.

We manage our exposure to fluctuations between the US and Canadian dollar by minimizing the need to convert between the two currencies. Net revenue from our foreign operations and our US-dollar borrowings are generally used to fund US-dollar capital expenditures and debt repayments. Until 2003, all of our US-dollar debt was designated as a hedge against our net investment in foreign operations. In early 2003, we de-designated our unsecured syndicated term credit facilities from the hedge as funds drawn were used to fund US-dollar working capital in our Canadian operations. Our remaining US-dollar debt continued to be designated as a hedge against our net investment in foreign operations. In the third quarter of 2003, we re-designated our unsecured syndicated term credit facilities, as US-dollar funds drawn were no longer funding working capital in our Canadian operations. The US-dollar debt issued in November 2003 to re-finance existing designated US-dollar debt will be designated as part of the hedge in February 2004.

The foreign exchange gains or losses related to the designated debt are included in the cumulative foreign currency translation adjustment in shareholders' equity. The exchange gains and losses on the unsecured syndicated term credit facilities during the de-designated period were included in marketing and other. Foreign exchange gains or losses on the November 2003 debt issues were included in marketing and other.

(c)  CARRYING VALUE AND ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Liabilities                       DECEMBER 31, 2003                                DECEMBER 31, 2002
----------------------------------------------------------------------------------------------------------------------------
                                   Carrying          Fair    Unrecognized          Carrying             Fair    Unrecognized
                                      Value          Value    Gain/(Loss)             Value            Value            Loss
                               ---------------------------------------------------------------------------------------------
Long-Term Debt                       (2,485)       (2,706)           (221)           (1,844)          (1,948)           (104)
Preferred and Subordinated
   Securities                          (364)         (319)             45              (724)            (756)            (32)
                               ---------------------------------------------------------------------------------------------
                                     (2,849)       (3,025)           (176)           (2,568)          (2,704)           (136)
                               =============================================================================================

The estimated fair value of all derivative instruments is based on quoted market prices and if not available, on estimates from third-party brokers or dealers. The carrying value of cash and short-term investments, amounts receivable and short-term obligations approximates their fair value because the instruments are near maturity.

6.   LONG-TERM DEBT AND SHORT-TERM BORROWINGS

                                                                                    December 31    December 31
                                                                                           2003           2002
--------------------------------------------------------------------------------------------------------------
Unsecured Syndicated Term Credit Facilities                                                --               --
Unsecured Redeemable Notes, due 2004 (a)                                                  291              355
Unsecured Redeemable Debentures, due 2006                                                  98              108
Unsecured Redeemable Medium Term Notes, due 2007                                          150              150
Unsecured Redeemable Medium Term Notes, due 2008                                          125              125
Unsecured Redeemable Notes, due 2013 (b)                                                  646                -
Unsecured Redeemable Notes, due 2028                                                      258              316
Unsecured Redeemable Notes, due 2032                                                      646              790
Unsecured Subordinated Debentures, due 2043 (c)                                           562                -
                                                                                ------------------------------
                                                                                        2,776            1,844
Less:  Current Portion of Long-Term Debt                                                  291                -
                                                                                ------------------------------
                                                                                        2,485            1,844
                                                                                ==============================

(a)  UNSECURED REDEEMABLE NOTES, DUE 2004
The Unsecured Redeemable Notes are due in February 2004. Subsequent to year-end, we repaid this obligation, and accordingly, it has been included in current liabilities at December 31, 2003.

(B)  UNSECURED REDEEMABLE NOTES, DUE 2013
During November 2003, we issued US$500 million of notes. Interest is payable semi-annually at a rate of 5.05% and the principal is to be repaid in November 2013. We may redeem part or all of the notes at any time. The redemption price will be the greater of par and an amount that provides the same yield as a US Treasury security having a term to maturity equal to the remaining term of the notes plus 0.2%. Included in deferred charges and other assets at December 31, 2003, are issue costs of US$8 million which are amortized to earnings over the term of the issue.

(C)  UNSECURED SUBORDINATED DEBENTURES, DUE 2043
On November 4, 2003, we issued US$460 million of unsecured subordinated debentures. Interest is payable quarterly in cash. We may redeem all or part of the debentures at any time on or after November 8, 2008. The redemption price is equal to the par value of the principal amount plus any accrued and unpaid interest to the redemption date. We may choose to redeem the principal amount with either cash or common shares. As a result, we are required to classify the carrying value of the debentures into debt and equity components. The debt component of US$435 million represents the present value of future interest payments. The remaining US$25 million represents the equity component and has been recorded in shareholders' equity (see Note 7(a)). Included in deferred charges and other assets at December 31, 2003 are issue costs of US$12 million which are amortized to earnings over the term of the issue.

(D)  SHORT-TERM BORROWINGS
Occasionally, we sell the future proceeds of our accounts receivable; however, we retain a 10% exposure to related credit losses. At December 31, 2003, we did not sell any of our accounts receivable proceeds. At December 31, 2002 we sold $178 million of accounts receivable and retained a credit exposure of $18 million which was included in short-term borrowings. During 2003, this credit exposure was eliminated as the receivable proceeds were fully collected.

(E)  INTEREST EXPENSE

                                            Three Months              Twelve Months
                                       Ended December 31          Ended December 31
                                       2003         2002        2003           2002
-----------------------------------------------------------------------------------
Long-Term Debt                           40           39         140            134
Other                                     1            1           8              6
                              -----------------------------------------------------
Total                                    41           40         148            140
   Less: Capitalized                     12           11          43             31
                              -----------------------------------------------------
                                         29           29         105            109
                              =====================================================

Capitalized interest relates to and is included as part of the cost of oil and gas properties. The capitalization rates are based on our weighted-average cost of borrowings.

7.   SHAREHOLDERS' EQUITY

(A)  PREFERRED AND SUBORDINATED SECURITIES

                                           Principal Amount        Interest Rate          Maturity Date       First Call Date
------------------------------------------------------------------------------------------------------------------------------
                                             (US$ millions)                  (%)
Preferred Securities                                    259                 9.75       October 30, 2047      October 30, 2003
Preferred Securities                                    217                9.375         March 31, 2048      February 9, 2004
Subordinated Securities (Note 6(c))                      25                 7.35       November 4, 2043      November 8, 2008
                                         -------------------------------------------------------------------------------------

Nexen may redeem all or part of the preferred securities at any time on or after their call date. We may defer, subject to certain conditions, up to 20 consecutive quarterly interest payments and may satisfy our interest, principal or redemption payments by issuing common shares. Interest is payable quarterly. Since we have the unrestricted ability to settle the interest, principal and redemption payments by issuing common shares, the preferred securities are classified as equity. We record the principal amount in shareholders' equity and interest payments, net of income taxes, are classified as dividends and charged directly to retained earnings.

On December 15, 2003, we redeemed $393 million (US$259 million) of preferred securities at par. On redemption we realized a gain of $31 million, net of income tax, for the difference between the carrying value and the settlement amount. This gain related to the change in foreign exchange rates between the date of issue and settlement, and has been included in retained earnings.

On January 9, 2004, we gave notice to redeem our US$217 million preferred securities. These securities were redeemed at par on February 9, 2004. The realized foreign exchange of $34 million, net of income taxes, for the difference between the carrying value and the settlement amount was included in retained earnings in 2004.

(B) PRO FORMA NET INCOME (LOSS) - FAIR-VALUE METHOD OF ACCOUNTING FOR STOCK OPTIONS
The following shows pro forma net income and earnings per common share had we applied the fair-value method to account for all stock options outstanding that were granted up to December 31, 2002. Stock options granted after that date have been expensed as general and administrative costs.

                                                                       Three Months            Twelve Months
                                                                  Ended December 31        Ended December 31
                                                                  2003         2002         2003        2002
------------------------------------------------------------------------------------------------------------
Fair Value of Stock Options Granted                                  6            6           25          22
Less: Fair Value of Stock Options Expensed                          (1)           -           (1)          -
                                                              ----------------------------------------------
                                                                     5            6           24          22
Net Income (Loss) Attributable to Common Shareholders
    As Reported                                                    (65)         119          599         409
                                                              ----------------------------------------------
    Pro Forma                                                      (70)         113          575         387
                                                              ==============================================

Earnings Per Common Share ($/share)
    Basic as Reported                                            (0.52)        0.96         4.84        3.34
                                                              ==============================================
    Pro Forma                                                    (0.56)        0.92         4.65        3.16
                                                              ==============================================

    Diluted as Reported                                          (0.51)        0.96         4.79        3.30
                                                              ==============================================
    Pro Forma                                                    (0.55)        0.91         4.60        3.13
                                                              ==============================================

(C)  DIVIDENDS
Dividends per common share for the three months ended December 31, 2003 were $0.10 (2002 - $0.075). Dividends per common share for the twelve months ended December 31, 2003 were $0.325 (2002 - $0.30).

8.   EARNINGS PER COMMON SHARE
We calculate basic earnings per common share from continuing operations using net income (loss) from continuing operations less dividends on preferred securities, net of income taxes, divided by weighted average number of common shares outstanding. We calculate basic earnings per common share using net income (loss) attributable to common shareholders and the weighted-average number of common shares outstanding. We calculate diluted earnings per common share from continuing operations and diluted earnings per common share in the same manner as basic, except we use the weighted-average number of diluted common shares outstanding in the denominator.

                                                                          Three Months            Twelve Months
                                                                     Ended December 31        Ended December 31
(millions of shares)                                                 2003         2002        2003         2002
---------------------------------------------------------------------------------------------------------------
Weighted-average number of common shares outstanding                124.8        123.0       123.8        122.4
Shares issuable pursuant to stock options                             8.1          4.8         6.2          8.1
Shares to be purchased from proceeds of stock options                (6.3)        (3.9)       (5.1)        (6.7)
                                                                 ----------------------------------------------
Weighted-average number of diluted common shares outstanding        126.6        123.9       124.9        123.8
                                                                 ==============================================

In calculating diluted earnings per common share for the three months ended December 31, 2003, we excluded 624,500 options (2002 - 3,424,142), and for the twelve months ended December 31, 2003 we excluded 2,817,023 options (2002 - 46,167), because the exercise price was greater than the average market price of our common shares in those periods. During the periods presented, outstanding stock options were the only dilutive instrument.

9.   DISCONTINUED OPERATIONS
On August 28, 2003, we sold certain non-core conventional light oil properties in southeast Saskatchewan in Canada. The disposition improves our capacity to fund major development projects over the next few years. Net proceeds were $268 million and there was no gain or loss on the sale. The results of operations from these properties are detailed below and shown as discontinued operations in our Unaudited Consolidated Statement of Income.

                                                                  Three Months            Twelve Months
                                                             Ended December 31        Ended December 31
                                                             2003         2002        2003         2002
-------------------------------------------------------------------------------------------------------
Revenues
    Net Sales                                                   -           24          66          100
Expenses
    Operating                                                   -            5          16           25
    Depreciation, Depletion and Amortization                    -            9          20           35
    Exploration                                                 -            1           1            8
                                                    -------------- ------------ ------------ ----------
Income before Income Taxes                                      -            9          29           32
    Future Income Taxes                                         -            5          14           18
                                                    -------------- ------------ ------------ ----------
Net Income from Discontinued Operations                         -            4          15           14
                                                    ============== ============ ============ ==========

Earnings Per Common Share ($/share)
   Basic (Note 8)                                               -         0.03        0.12         0.11
                                                    ============== ============ ============ ==========
   Diluted (Note 8)                                             -         0.03        0.12         0.11
                                                    ============== ============ ============ ==========

Assets and liabilities on the Unaudited Consolidated Balance Sheet include the following amounts for discontinued operations.

                                                                     December 31     December 31
                                                                            2003            2002
------------------------------------------------------------------------------------------------
Accounts Receivable                                                            -              12
Property, Plant and Equipment                                                  -             289
Accounts Payable and Accrued Liabilities                                       -               9
Dismantlement and Site Restoration                                             -              10
                                                                 -------------------------------

10.  MARKETING AND OTHER

                                                                  Three Months             Twelve Months
                                                             Ended December 31         Ended December 31
                                                             2003         2002         2003         2002
---------------------------------------------------------------------------------------------------------
Marketing Revenue, Net                                        152          141         568           496
Interest                                                        3            1           9             7
Foreign Exchange Gains (Losses)                                (2)           -           6            (3)
Other                                                           6            1          27             4
                                                        -------------------------------------------------
                                                              159          143         610           504
                                                        =================================================

For 2003, other year-to-date includes $12 million of business interruption proceeds received from our insurers. The proceeds result from damage sustained in the Gulf of Mexico during tropical storm Isidore and Hurricane Lili in the third and fourth quarters of 2002.

11. CASH FLOWS

(a)  CHARGES AND CREDITS TO INCOME NOT INVOLVING CASH

                                                                                       Three Months            Twelve Months
                                                                                  Ended December 31        Ended December 31
                                                                                  2003         2002        2003         2002
----------------------------------------------------------------------------------------------------------------------------
Depreciation, Depletion and Amortization                                           451          163       1,017          685
Loss on Disposition of Assets                                                        -           21           -            8
Future Income Taxes                                                                (91)           1         (40)         (12)
Non-Cash Items included in Discontinued Operations                                   -           15          35           61
Other                                                                               15            5           8            8
                                                                         -------------  -----------  ----------  -----------
                                                                                   375          205       1,020          750
                                                                         =============  ===========  ==========  ===========

(b)  CHANGES IN NON-CASH WORKING CAPITAL

                                                                                       Three Months            Twelve Months
                                                                                  Ended December 31        Ended December 31
                                                                                  2003         2002        2003         2002
----------------------------------------------------------------------------------------------------------------------------
Operating Activities
    Accounts Receivable                                                           (455)        (121)       (488)        (388)
    Inventories and Supplies                                                       (60)        (102)        (45)         (73)
    Other Current Assets                                                           (36)           1         (59)          (6)
    Accounts Payable and Accrued Liabilities                                       370          254         260          404
    Accrued Interest Payable                                                        23           14           9           17
    Dividends Payable                                                                3            -           3            -
                                                                         -------------  -----------  ----------   ----------
                                                                                  (155)          46        (320)         (46)
Investing Activities
    Accounts Payable and Accrued Liabilities                                        (2)          38         (18)           7
                                                                         -------------  -----------  ----------   ----------
Total                                                                             (157)          84        (338)         (39)
                                                                         =============  ===========  ==========   ==========

(c)  OTHER CASH FLOW INFORMATION

                                                                                       Three Months            Twelve Months
                                                                                  Ended December 31        Ended December 31
                                                                                  2003         2002        2003         2002
----------------------------------------------------------------------------------------------------------------------------
Interest Paid                                                                       16           22         133          117
Income Taxes Paid                                                                   56           56         211          238
                                                                         -------------  -----------  ----------   ----------

12. COMMITMENTS, CONTINGENCIES AND GUARANTEES
As described in Note 10 to the Audited Consolidated Financial Statements included in our 2002 Annual Report on Form 10-K, there are a number of lawsuits and claims pending, the ultimate results of which cannot be ascertained at this time. We record costs as they are incurred or become determinable. We believe the resolution of these matters would not have a material adverse effect on our consolidated financial position or results of operations.

13. OPERATING SEGMENTS AND RELATED INFORMATION
Nexen is involved in activities relating to Oil and Gas, Syncrude and Chemicals in various geographic locations as described in Note 15 to the Audited Consolidated Financial Statements included in our 2002 Annual Report on Form 10-K.

THREE MONTHS ENDED DECEMBER 31, 2003

(Cdn$ millions)                                                              Oil and Gas
--------------------------------------------------------------------------------------------------------------------------------
                                                                     United                        Other
                                           Yemen    Canada (1)       States           Australia Countries (2)    Marketing (3)
                                      ------------------------------------------------------------------------------------------
Net Sales                                    207          134              158                -            14                3
Marketing and Other                            2            3                -                -             -              152
Loss on Disposition of Assets                  -            -                -                -             -                -
                                      ----------   ----------       ----------       ----------    ----------       ----------
Total Revenues                               209          137              158                -            14              155
Less: Expenses
 Operating                                    27           36               20                -             2                5
 Transportation and Other                      2            4               (1)(5)            -             -               79
 General and Administrative                    2            5                5                -             4               15
 Depreciation, Depletion and
   Amortization                               44          323(6)            49                3             9                6
 Exploration                                  12            3               47                -            29(7)             -
 Interest                                      -            -                -                -             -                -
                                      ----------   ----------       ----------       ----------    ----------       ----------
Income (Loss) from Continuing
   Operations before Income

    Taxes                                    122         (234)              38               (3)          (30)              50
                                      ==========   ==========       ==========       ==========    ==========       ==========
Less: Provision for Income

   Taxes (8)
Add: Net Income from
   Discontinued Operations

 Net Income


Identifiable Assets                          574        2,136            1,420               28           165            1,518(9)
                                      ==========   ==========       ==========       ==========    ==========       ==========

 Capital Expenditures
  Development and Other                       65           59               72                -             -                1
  Exploration                                 15            4               42                -            49                -
  Proved Property Acquisitions                 -            -                -                -             -                -
                                      ----------   ----------       ----------       ----------    ----------       ----------
                                              80           63              114                -            49                1
                                      ==========   ==========       ==========       ==========    ==========       ==========

                                                                  Corporate
                                                                        and
                                          Syncrude     Chemicals      Other         Total
-------------------------------------   ------------ ------------- ------------- --------
Net Sales                                     53            91            -           660
Marketing and Other                            -             1            1(4)        159
Loss on Disposition of Assets                  -             -            -             -
                                      ----------    ----------   ----------    ----------
Total Revenues                                53            92            1           819
Less: Expenses
 Operating                                    32            59            -           181
 Transportation and Other                      4            15            1           104
 General and Administrative                    -             5           28            64
 Depreciation, Depletion and
   Amortization                                4             9            4           451
 Exploration                                   -             -            -            91
 Interest                                      -             -           29            29
                                      ----------    ----------   ----------    ----------
Income (Loss) from Continuing
   Operations before Income

    Taxes                                     13             4          (61)         (101)
                                      ==========    ==========   ==========    ==========
Less: Provision for Income

   Taxes (8)                                                                          (45)
Add: Net Income from
   Discontinued Operations                                                              -
                                                                               ----------
 Net Income                                                                           (56)
                                                                               ==========

Identifiable Assets                          712           471          601         7,625
                                      ==========    ==========   ==========    ==========

 Capital Expenditures
  Development and Other                       59            18           13           287
  Exploration                                  -             -            -           110
  Proved Property Acquisitions                 -             -            -             -
                                      ----------    ----------   ----------    ----------
                                              59            18           13           397
                                      ==========    ==========   ==========    ==========

Notes:

----------
(1) Excludes results of the non-core conventional light oil assets in southeast Saskatchewan that were sold. These results are shown as discontinued operations (see Note 9).
(2) Includes results of operations from producing activities in Nigeria and Colombia.
(3) Includes results of operations from a natural gas-fired generating facility in Alberta. In 2002, these results were included in Corporate and Other.
(4) Includes interest income of $3 million and foreign exchange losses of $2 million.
(5) Includes the recovery of previously incurred property damage costs from our insurers. The costs were incurred to repair damage caused by Hurricane Lili.
(6) Includes impairment charge of $269 million as discussed in Note 4.
(7) Includes exploration activities primarily in West Africa and Colombia.
(8) Includes Yemen cash taxes of $51 million.
(9) Approximately 80% of Marketing's identifiable assets are accounts receivable and inventories.

TWELVE MONTHS ENDED DECEMBER 31, 2003
(Cdn$ millions)

                                                                                                                Corporate
                                                                                                                      and
                                                   Oil and Gas                               Syncrude Chemicals     Other     Total
-----------------------------------------------------------------------------------------------------------------------------------
                                                United                Other
                              Yemen   Canada(1) States  Australia  Countries(2)  Marketing(3)
                             ---------------------------------------------------------------
Net Sales                       827      609       707         64         65            21        240       375         -     2,908
Marketing and Other               6        5        14          -          -           568          -         2        15(4)    610
Loss on Disposition of Assets     -        -         -          -          -             -          -         -         -         -
                             ------------------------------------------------------------------------------------------------------
Total Revenues                  833      614       721         64         65           589        240       377        15     3,518
Less: Expenses
 Operating                       92      143        86         30         15            22        123       240         -       751
 Transportation and Other         5        4         -          -          -           398         11        42         1       461
 General and Administrative       5       27        13          -         20            43          1        21        60       190
 Depreciation, Depletion and
   Amortization                 168      490(5)    207         22         38            15         14        46        17     1,017
 Exploration                     17       34        89          1         59(6)          -          -         -         -       200
 Interest                         -        -         -          -          -             -          -         -       105       105
                             ------------------------------------------------------------------------------------------------------
Income (Loss) from Continuing
   Operations before Income
    Taxes                       546      (84)      326         11        (67)          111         91        28      (168)      794
                             =============================================================================================
Less: Provision for Income
   Taxes(7)                                                                                                                    170
Add: Net Income from
   Discontinued Operations                                                                                                       15
                                                                                                                             ------
Net Income                                                                                                                      639
                                                                                                                             ======

Identifiable Assets             574    2,136     1,420         28        165         1,518(8)     712       471       601     7,625
                             ======================================================================================================

Capital Expenditures
 Development and Other          219      259       249          1         24             1        195        24        29     1,001
 Exploration                     34       51       147          1         96             -          -         -         -       329
 Proved Property Acquisitions     -        -       164(9)       -          -             -          -         -         -       164
                             ------------------------------------------------------------------------------------------------------
                                253      310       560          2        120             1        195        24        29     1,494
                             ======================================================================================================

Notes:
(1) Excludes results of the non-core conventional light oil assets in southeast Saskatchewan that were sold. These results are shown as discontinued operations (see Note 9).
(2) Includes results of operations from producing activities in Nigeria and Colombia.
(3) Includes results of operations from a natural gas-fired generating facility in Alberta. In 2002, these results were included in Corporate and Other.
(4) Includes interest income of $9 million and foreign exchange gains of $6 million.
(5)  Includes impairment charge of $269 million as discussed in Note 4.
(6) Includes exploration activities primarily in West Africa, Colombia and Brazil.
(7) Includes Yemen cash taxes of $201 million and a $76 million future tax recovery due to a tax rate reduction for Canadian resource activities.
(8) Approximately 80% of Marketing's identifiable assets are accounts receivable and inventories.
(9) On March 27, 2003 we acquired the residual 40% interest in Aspen in the Gulf of Mexico for US$109 million.

THREE MONTHS ENDED DECEMBER 31, 2002
(Cdn$ millions)

                                                                                                                Corporate
                                                                                                                      and
                                                  Oil and Gas                                Syncrude Chemicals     Other(1) Total
----------------------------------------------------------------------------------------------------------------------------------
                                                United                 Other
                              Yemen   Canada(2) States  Australia  Countries(3)  Marketing
                             ---------------------------------------------------------------
Net Sales                       213      152        84         40         18             -         72        99         3      681
Marketing and Other               -        -         -          -          -           141          -         1         1(4)   143
Loss on Disposition of            -      (21)(5)     -          -          -             -          -         -         -      (21)
Assets
                             -----------------------------------------------------------------------------------------------------
Total Revenues                  213      131        84         40         18           141         72       100         4      803
Less: Expenses
 Operating                       26       38        25         13          3             -         26        61         5      197
 Transportation and Other         -        -         -          -          -           108          2        11         1      122
 General and Administrative       -        5         4          1          3             7          1         5        14       40
 Depreciation, Depletion and
   Amortization                  35       52        34         10         10             2          3        14         3      163
 Exploration                      1        9        51          1         13(6)          -          -         -         -       75
 Interest                         -        -         -          -          -             -          -         -        29       29
                             -----------------------------------------------------------------------------------------------------
Income (Loss) from Continuing
   Operations before Income
   Taxes                        151       27       (30)        15        (11)           24         40         9       (48)     177
                             =====================================================================================================
Less: Provision for Income
   Taxes(7)                                                                                                                     52
Add: Net Income from
   Discontinued Operations                                                                                                       4
                                                                                                                             -----
Net Income                                                                                                                     129
                                                                                                                             =====

Identifiable Assets             600    2,124     1,452         63        159           811(8)     536       538       277    6,560
                             =====================================================================================================

Capital Expenditures
 Development and Other           66       86       147          -         10             1         50         9        12      381
 Exploration                      -       13        28          -         20             -          -         -         -       61
 Proved Property Acquisitions     -        4         -          -          -             -          -         -         -        4
                             -----------------------------------------------------------------------------------------------------
                                 66      103       175          -         30             1         50         9        12      446
                             =====================================================================================================

Notes:
(1) Includes results of operations from a natural gas-fired generating facility in Alberta.
(2) Excludes results of the non-core conventional light oil assets in southeast Saskatchewan that were sold. These results are shown as discontinued operations (see Note 9).
(3) Includes results of operations from producing activities in Nigeria and Colombia.
(4) Includes interest income of $2 million and foreign exchange losses of $1 million.
(5) On December 30, 2002, we disposed of non-operated oil and gas properties for proceeds of $14 million.
(6)  Includes exploration activities primarily in Nigeria, Colombia and Brazil.
(7)  Includes Yemen cash taxes of $58 million.
(8) Approximately 87% of Marketing's identifiable assets are accounts receivable and inventories.

TWELVE MONTHS ENDED DECEMBER 31, 2002
 (Cdn$ millions)

                                                                                                                 Corporate
                                                                                                                       and
                                                    Oil and Gas                               Syncrude Chemicals   Other(1)   Total
------------------------------------------------------------------------------------------------------------------------------------
                                                   United                Other
                               Yemen  Canada(2)    States  Australia Countries(3)  Marketing
                              --------------------------------------------------------------
Net Sales                        789       556        296       165        78           -         245       367        10     2,506
Marketing and Other                -         2          -         -         -         496           -         2         4(4)    504
Gain (Loss) on Disposition
 of Assets                         -       (21)(5)      -         -         -           -           -         -        13(6)     (8)
                              -----------------------------------------------------------------------------------------------------
Total Revenues                   789       537        296       165        78         496         245       369        27     3,002
Less: Expenses
 Operating                        86       151         94        50        22           -         109       229        10       751
 Transportation and Other          -         -          3         -         -         423           6        40         3       475
 General and Administrative        4        22         11         1        19          30           1        21        43       152
 Depreciation, Depletion and
   Amortization                  149       218        133        53        46           8          13        52        13       685
 Exploration                      21        30         82         3        45(7)        -           -         -         -       181
 Interest                          -         -          -         -         -           -           -         -       109       109
                              -----------------------------------------------------------------------------------------------------
Income (Loss) from Continuing
   Operations before Income
    Taxes                        529       116        (27)       58       (54)         35        116         27      (151)      649
                              =====================================================================================================
Less: Provision for Income
   Taxes (8)                                                                                                                    211
Add: Net Income from
   Discontinued Operations                                                                                                       14
                                                                                                                             ------
Net Income                                                                                                                      452
                                                                                                                             ======

Identifiable Assets              600     2,124      1,452        63       159         811 (9)    536        538       277     6,560
                              =====================================================================================================

Capital Expenditures
 Development and Other           209       258        541        46        23           2        141         45        97     1,362
 Exploration                      22        60        116         3        58           -          -          -         -       259
 Proved Property Acquisitions      -         4          -         -         -           -          -          -         -         4
                              -----------------------------------------------------------------------------------------------------
                                 231       322        657        49        81           2        141         45        97(10) 1,625
                              =====================================================================================================

Notes:
(1) Includes results of operations from a natural gas-fired generating facility in Alberta.
(2) Excludes results of the non-core conventional light oil assets in southeast Saskatchewan that were sold. These results are shown as discontinued operations (see Note 9).
(3) Includes results of operations from producing activities in Nigeria and Colombia.
(4) Includes interest income of $7 million and foreign exchange losses of $3 million.
(5) On December 30, 2002 we disposed of non-operated oil and gas properties for proceeds of $14 million.
(6) The Moose Jaw asphalt operation was disposed of on January 2, 2002 for proceeds of $27 million, plus working capital.
(7)  Includes exploration activities primarily in Nigeria, Colombia and Brazil.
(8)  Includes Yemen cash taxes of $207 million.
(9) Approximately 87% of Marketing's identifiable assets are accounts receivable and inventories.
(10) Includes $67 million related to the buy out of a lease agreement for a natural gas-fired generating facility in Alberta.